BY-LAWS
SONOCO PRODUCTS COMPANY
HARTSVILLE, S.C.

(Incorporated under the laws of the
State of South Carolina)

Amended through July 20, 2022

ARTICLE I - OFFICE

1. PRINCIPAL OFFICE

THE PRINCIPAL OFFICE of the corporation shall be at Hartsville, Darlington County, South Carolina.

2. ADDITIONAL OFFICES

THE CORPORATION may also have offices at such other places as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II – SHAREHOLDERS’ MEETINGS

1. MEETING LOCATION

THE PLACE OF ALL MEETINGS of shareholders shall be at Hartsville, Darlington County, State of South Carolina

2. ANNUAL MEETING

THE ANNUAL MEETING of the shareholders of the corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the third Wednesday of April at 11:00 A.M. Eastern Time, or such other date and time as the Board of Directors may, in its discretion, choose.

3. SPECIAL MEETINGS

SPECIAL MEETINGS OF SHAREHOLDERS for any purpose or purposes may be called by or at the direction of the Board of Directors, or by the Chairperson of the Board of Directors, or by the President. Special meetings shall be called by the Chairperson of the Board of Directors at the request of: (a) holders of Preferred Stock as may be provided in provisions of the Articles of Incorporation at the time in effect with respect to the rights, preferences, privileges, limitations and conditions affecting the capital stock of the corporation or (b) shareholders as set forth in the Articles of Incorporation or to the extent required by applicable law. Business to be transacted at all special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

The time, date and place of any special meeting shall be determined by the Chairperson of the Board of Directors, the Board of Directors or the President, except as otherwise required by the Articles of Incorporation.

4. MEETING NOTICE

NOTICE of the time, date and place of the annual meeting and any special meeting of shareholders shall be given by the corporation by transmitting written or printed notice of the same not less than twenty (20) days nor more than sixty (60) days prior to the meeting to each shareholder of record of the corporation entitled to notice of such meeting, addressed to the shareholder at such shareholder’s address appearing on the stock transfer records of the corporation. Such notice may be amended or withdrawn after it is given in the discretion of the Chairperson of the Board of Directors or the Board of Directors.

5. RECEIPT OF NOTICE

NOTICE SHALL BE DEEMED TO HAVE BEEN GIVEN the earlier of (i) when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer records of the corporation, (ii) if the notice accompanies a proxy statement, when addressed and mailed or transmitted in any manner that satisfies the applicable rules of the Securities and Exchange Commission requiring delivery of a proxy statement including, without limitation, rules regarding delivery to shareholders sharing an address and implied consent to such delivery, or (iii) when actually received by the shareholder.

6. RECORD DATE

A RECORD DATE may be set by the Board of Directors for a date which is not less than ten (10) nor more than seventy (70) days preceding the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or adjournment thereof.

7. NOTICE ENTITLEMENT

A COMPLETE LIST OF SHAREHOLDERS ENTITLED TO NOTICE at the annual shareholders’ meeting or any adjournment thereof, or any special meeting of the shareholders or adjournment thereof, shall be prepared by the corporation, such list to be arranged by voting group in alphabetical order with each shareholder’s address appearing on the stock transfer records of the corporation, showing the number of voting shares held by each shareholder, subject to the provisions of the laws of the State of South Carolina.

8. VOTING METHODS

THE VOTING AT ALL MEETINGS of the shareholders may be by voice vote, but any shareholder entitled to vote may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by the shareholder; and if such ballots be cast by proxy, it shall also state the name of such proxy.

9. VOTING RIGHTS

EVERY SHAREHOLDER HAVING THE RIGHT TO VOTE at any meeting of the shareholders shall be entitled to vote in person or by proxy. A proxy may be appointed either (a) by an instrument in writing subscribed by such shareholder, or (b) by any other means permitted under applicable law; provided, however, the Board of Directors shall have the authority, in its discretion, to prescribe or limit a particular method or methods by which appointment of a proxy must be made with respect to a vote on any matter. NO PROXY SHALL BE VALID after the expiration of eleven (11) months from its execution.

10. SINGLE VOTE

EACH SHAREHOLDER ENTITLED TO VOTE SHALL HAVE ONE VOTE for each share of stock having voting power registered in the shareholder’s name on the records of the corporation as of the record date set by the Board of Directors unless otherwise provided in the Articles of Incorporation.

11. QUORUM

A QUORUM as to any matter to come before any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of shares of each voting group entitled to vote on such matter. A majority of the votes cast on such matter shall decide any question that may come before such meeting except as otherwise provided by law and except as otherwise may be provided by provisions of the Articles of Incorporation at the time in effect with respect to the rights, preferences, privileges, limitations and conditions affecting shares of the corporation.

12. ABSENCE OF QUORUM

IN THE ABSENCE OF A QUORUM at a properly called shareholders’ meeting, such meeting may be adjourned from time to time by the presiding officer as provided in Section 15 of this Article I. If the meeting is adjourned for thirty (30) days or more, a notice of such adjournment shall be sent to all shareholders entitled to vote thereat stating the time and place of holding such adjourned meeting.

13. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

(a) Subject to the rights of holders of Preferred Stock, nominations for persons for election to the Board of Directors and proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the corporation who (A) was a shareholder of record at the time of giving notice provided for in this Section 13 and who is a shareholder of record at the time of the annual meeting, (B) is entitled to vote at the meetings and (C) complies with the notice procedures set forth in this Section 13(a). Nominations of persons for election as directors may also be made at an annual meeting of shareholders by an Eligible Shareholder (as defined in Section 17(a)(iii) of Article III) in accordance with Section 17 of Article III of these By-Laws.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 13(a)(iii) of this Article II, the shareholder must have given timely notice thereof in writing to the Secretary, such other business must otherwise be a proper matter for shareholder action and such notice must comply with the applicable provisions of this Section 13. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of the corporation not earlier than (x) with respect to nominations for persons for election to the Board of Directors, the close of business on the one-hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, written notice by a shareholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which a public announcement of the date of such meeting is first made by the corporation and (y) with respect to other business, not less than seventy-five (75) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, written notice by a shareholder to be timely must be so delivered not later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting and the tenth (10th) day following the day on which a public announcement of the date of such meeting is first made by the corporation. In addition, to be considered timely, a shareholder’s notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment, scheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive office of the corporation not later than ten (10) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than the fifth (5th) day prior to the date of the meeting or any adjournment, rescheduling or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these By-Laws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. To be properly brought, a shareholder’s notice to the Secretary must:

(i) set forth, as to the shareholder giving notice, the beneficial owner or beneficial owners, if any, or if different, on whose behalf the nomination or proposal is made, and any Affiliate or Associate (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”)) of such shareholder or beneficial owner(s), or others acting in concert therewith (together, the “Proposing Person”): (A) the name of such Proposing Person, as they appear on the corporation’s records (if applicable); (B) the class or series and number of shares of capital stock of the corporation which are, directly or indirectly, beneficially owned (as defined below)) and owned of record by such Proposing Person as of the date of such notice; (C) a representation (1) that the shareholder giving the notice is a shareholder of record entitled to vote at the annual meeting and intends to appear at the annual meeting to bring such nomination or proposal before the annual meeting and (2) as to whether any Proposing Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the corporation entitled to vote and required to approve the nomination or proposal and/or otherwise solicit proxies from shareholders in support of such nomination or business and, if so, identifying such Proposing Person, (D) a description of (1) the class or series, if any, and number of options, warrants, convertible securities, stock appreciation rights or similar rights or interests with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or other securities of the corporation and whether or not such Proposing Person may have entered into transactions that hedge or mitigate the economic effects of such security or instrument and (2) other direct or indirect right or interest that may enable such Proposing Person to profit or share in any profit derived from, or to manage the risk or benefit from, any increase or decrease in the value of the corporation’s securities, in each case regardless of whether (x) such right or interest is required to be, or is capable of being, settled through delivery of such security, or (z) such Proposing Person may have entered into other transactions that hedge the economic effect of any such right or interest (any such right or interest referred to in this clause (D) being a “Derivative Interest”); (E) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares or other securities of the corporation or which has the effect of increasing or decreasing the voting power of such Proposing Person; (F) a description of any contract, agreement, arrangement, understanding or relationship including any repurchase or similar so called “stock borrowing” agreement or arrangement, the purpose or effect of which is to mitigate loss, reduce economic risk or increase or decrease voting power with respect to any capital stock of the corporation or which provides any party, directly or indirectly, the opportunity to profit from any decrease in the price or value of the capital stock of the corporation; (G) any performance-related fees (other than an asset-based fee) that a Proposing Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Interest, if any, including, without limitation, any such interests held by members of the immediate family sharing the same household of such person or Proposing Person (H) a description of any material pending or threatened legal proceeding involving the corporation, any affiliate of the corporation or any of their respective directors or officers, to which such Proposing Person is a party; (I) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the corporation; (J) any proportionate interest in shares of the corporation or Derivative Interests held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any; (K) a description of all agreements, arrangements and understandings between such Proposing Person and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the corporation or Derivative Interests; (L) a description of any material interest of such Proposing Person in such business; (M) the business desired to be brought before such meeting and, if applicable, the text of the proposal or business (including the text of any resolutions proposed for consideration); and (N) any other information relating to such shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed or otherwise required to be disclosed pursuant to the Exchange Act; and

(ii) set forth, as to each person whom the shareholder proposes to nominate for election or re-election to the Board of Directors, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and any associated proxy card of the corporation and to serving as a director if elected); (B) a description of all direct and indirect compensation and other material agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the Proposing Person, if any, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or successor regulation) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (C) a completed and signed questionnaire, representation and agreement required by Section 18 of Article III; and (D) a statement whether each person whom the shareholder proposes to nominate, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors in accordance with the relevant board policy.

(c) The Board of Directors and the person presiding at the meeting shall determine whether the requirements of this Section 13 have been met with respect to any nomination for the election of directors or other business brought by a shareholder. If the Board of Directors or the person presiding at the meeting determines that a nomination or proposal of business was not made in accordance with the terms of this Section 13, he or she shall so declare at the meeting and any such nomination or other business shall not be acted upon at the meeting.

(d) The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve either as a director of the corporation or as an independent director of the corporation, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee.

14. IMPROPER CONDUCT

THE BOARD OF DIRECTORS MAY ADOPT RULES OR REGULATIONS FOR THE CONDUCT of shareholders’ meetings as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding at the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.

15. PRESIDING OFFICER

THE PRESIDING OFFICER OF ALL SHAREHOLDERS’ MEETINGS shall be the Chairperson of the Board of Directors unless the Chairperson or the Board of Directors shall designate some other person to preside at the meeting. The presiding officer may, in their discretion, adjourn any meeting to such later date and time as they shall determine whether or not there is a quorum present at the time of such adjournment. The presiding officer shall determine the manner in which the meeting shall be conducted, including the order of business, and all rulings of the presiding officer shall be final and binding. The presiding officer may, in their discretion, designate various persons to perform tasks associated with the conduct of the meeting.

ARTICLE III - DIRECTORS

1. AUTHORITY

THE MANAGEMENT of all the affairs, property and the business of the corporation shall be vested in a Board of Directors. The number of directors of the corporation shall be (i) the number fixed from time to time by the Board of Directors, which number shall not be less than nine (9), plus (ii) any directors elected exclusively by the holders of Preferred Stock as provided in the corporation’s Articles of Incorporation. The directors need not be residents of the State of South Carolina.

2. TERM

ALL DIRECTORS SHALL SERVE until their successors shall have been duly elected and qualify or until their earlier resignation, retirement, removal from office, death or incapacity except as otherwise provided by provisions of the Articles of Incorporation with respect to the rights, preferences, privileges, limitations and conditions affecting the shares of the corporation. No reduction in the size of the Board of Directors shall have the effect of shortening the term of any director in office at the time.

3. RE-ELECTION

ALL DIRECTORS shall be eligible for re-election to the Board of Directors.

4. VACANCIES

ALL VACANCIES OCCURRING IN THE BOARD OF DIRECTORS, whether caused by resignation, death, increase in number of directors, or otherwise may be filled by a majority vote of the remaining directors, even if such number would not constitute a quorum, or by unanimous written consent of the members of the Board of Directors.

5. RETIREMENT

RETIREMENT OF DIRECTORS shall be automatic at the annual meeting of shareholders following a director’s reaching the age of seventy-five (75), and no person shall be eligible for nomination or election as a director after reaching the age of seventy-five (75).

6. REMOVAL

REMOVAL OF A DIRECTOR OR THE ENTIRE BOARD OF DIRECTORS for cause shall only be accomplished by a vote of the holders of a majority of the shares cast for and against removal, subject to the provisions of the laws of the State of South Carolina and the Articles of Incorporation. Directors may be removed only for cause as defined by the South Carolina Business Corporation Act.

7. CHAIRPERSON OF THE BOARD OF DIRECTORS

A CHAIRPERSON OF THE BOARD OF DIRECTORS may be elected by the Board of Directors from one of their number to serve for one (1) year in the discretion of the Board of Directors. The Chairperson of the Board of Directors shall preside at all meetings of the directors and perform the duties and have the powers set forth in these By-Laws and shall have such additional duties and powers as may be specified by the Board of Directors.

8. LEAD DIRECTOR

A LEAD DIRECTOR, who shall be the Chairperson of the Corporate Governance and Nominating Committee, shall:

(a) Preside at any meeting of the Board of Directors at which the Chairperson of the Board of Directors is not present;

(b) Preside at executive sessions of the independent directors;

(c) Be authorized to call meetings of the independent directors; and

(d) Have such additional duties and powers as may be specified by the Board of Directors.

9. REGULAR MEETINGS

REGULAR MEETINGS OF THE BOARD OF DIRECTORS shall be held quarterly and ten (10) days written notice shall be given prior to the meeting date. The date of each quarterly meeting shall be decided upon by the Chairperson of the Board of Directors or by the President or, in their absence, by any two Vice Presidents or by any two directors. Notice of all regular meetings of the Board of Directors shall be given to each director at such director’s address (physical, electronic, or other) given to the Secretary for the purpose of giving notices, by email, mail, private carrier, telephone, facsimile, or other reasonable means reasonably calculated to be received not less than twenty-four hours prior to the meeting. Notice of a meeting of the directors need not be given to any director who signs a waiver of notice either before or after the meeting.

10. SPECIAL MEETINGS

SPECIAL MEETINGS of the Board of Directors may be called at any time to be held at the principal office of the corporation at Hartsville, South Carolina or elsewhere by:

(a) The Chairperson of the Board of Directors;

(b) The President;

(c) The Lead Director;

(d) Unanimous written consent of all the members at any time and place without notice; or

(e) The presence of all members at such meeting.

Notice of all special meetings of the Board of Directors shall be given to each director at such director’s address (physical, electronic, or other) given to the Secretary of the corporation for the purpose of giving notices, by email, mail, private carrier, telephone, facsimile, or other reasonable means reasonably calculated to be received not less than twenty-four (24) hours prior to the meeting. Notice of a meeting of the directors need not be given to any director who (a) signs a waiver of notice either before or after the meeting, or (b) attends the meeting, unless such director attends the meeting for the express purpose of objecting to the notice.

11. MEANS OF PARTICIPATING IN A MEETING

Unless, with respect to any particular meeting, a majority of the directors otherwise determines, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other and participate during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

12. ADJOURNMENT

NOTICE OF ADJOURNMENT OF A MEETING OF THE BOARD OF DIRECTORS need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

13. NOTICE REQUIREMENT

NEITHER THE BUSINESS TO BE TRANSACTED at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice.

14. QUORUM

A QUORUM at any meeting of the Board of Directors shall consist of a majority of the total number of directors then in office, but less than a quorum may adjourn the meeting which may be held on a subsequent date without further notice if the time and place to which it is adjourned are fixed and announced at such meeting.

15. DIRECTOR COMPENSATION

COMPENSATION shall be paid directors not otherwise currently employed by the corporation for their services in such form and in such amount as may be determined by resolution of the Board of Directors. Directors may be paid differing amounts in recognition of the requirements of various assignments undertaken such as Chairperson of the Board of Directors or as members of committees.

16. PROXY ACCESS FOR DIRECTOR NOMINATIONS

(a) Subject to the terms and conditions of these By-Laws, the corporation shall include in its proxy statement and on its form of proxy for an annual meeting of shareholders the name of, and shall include in its proxy statement the Required Information (as defined below) relating to, any nominee for election to the Board delivered pursuant to this Section 17 (a “Shareholder Nominee”) who satisfies the eligibility requirements in this Section 17, and who is identified in a timely and proper notice that both complies with this Section 17 (the “Shareholder Notice”) and is given by a shareholder on behalf of one or more shareholders or on behalf of any affiliate, associate of, or any other party acting in concert with or on behalf of one or more shareholders nominating a Shareholder Nominee or beneficial owners on whose behalf such shareholder(s) is acting (an “Associated Person”), but in no case more than twenty (20) shareholders or beneficial owners, that:

(i) expressly elect at the time of the delivery of the Shareholder Notice to have such Shareholder Nominee included in the corporation’s proxy materials,

(ii) as of the date of the Shareholder Notice, own and continuously have owned during the three (3) prior years at least three percent (3%) of the outstanding shares of common stock of the corporation entitled to vote in the election of directors (the “Required Shares”), and

(iii) satisfy the additional requirements in these By-Laws (an “Eligible Shareholder”).

(b) For purposes of qualifying as an Eligible Shareholder and satisfying the ownership requirements under Section 17(a):

(i) the outstanding shares of common stock of the corporation owned by one or more shareholders and beneficial owners that each shareholder and/or beneficial owner has owned continuously for at least three (3) years as of the date of the Shareholder Notice may be aggregated, provided that the number of shareholders and Associated Persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Shareholder set forth in this Section 17 are satisfied by and as to each such shareholder and Associated Persons (except as noted with respect to aggregation or as otherwise provided in this Section 17), and

(ii) a group of funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (a “Qualifying Fund”) shall be treated as one shareholder, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 17.

(c) For purposes of this Section 17:

(i) A shareholder or beneficial owner shall be deemed to own only those outstanding shares of common stock of the corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (x) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

(ii) A shareholder or beneficial owner shall be deemed to own shares held in the name of a nominee or other intermediary so long as the shareholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person.

(iii) A shareholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five (5) business days’ notice and has recalled such loaned shares as of the date of the Shareholder Notice and through the date of the annual meeting.

Whether outstanding shares of the corporation are owned for these purposes shall be determined by the Board.

(d) No shareholder or beneficial owner, alone or together with any Associated Person, may be a member of more than one group constituting an Eligible Shareholder under this Section 17.

(e) For purposes of this Section 17, the “Required Information” that the corporation will include in its proxy statement is:

(i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and

(ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder, not to exceed 500 words, in support of each

Shareholder Nominee, which must be provided at the same time as the Shareholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 17, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that the corporation, in good faith, believes (i) would violate any applicable law, rule, regulation or listing standard, or (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Nothing in this Section 17 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(f) The Shareholder Notice shall include the following information:

(i) the written consent of each Shareholder Nominee to being named in the corporation’s proxy materials as a nominee, any associated proxy card of the corporation and to serving as a director if elected;

(ii) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18;

(iii) a description of all arrangements or understandings between the Eligible Shareholder and each Shareholder Nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Shareholder;

(iv) such information about the Shareholder Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each Shareholder Nominee been nominated, or intended to be nominated, by the Board of Directors;

(v) the written agreement of the Eligible Shareholder (in the case of a group, each shareholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Shareholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties:

(A) certifying to the number of shares of common stock of the corporation it owns and has owned (as defined in Section 17(c) of this Article III) continuously for at least three (3) years as of the date of the Shareholder Notice and agreeing to continue to own such shares through the annual meeting, which statement shall also be included in the Schedule 14N filed by the Eligible Shareholder with the SEC;

(B) the Eligible Shareholder’s agreement to provide written statements from the record holder and intermediaries as required under Section 17(h) verifying the Eligible Shareholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting;

(C) The Eligible Shareholder’s agreement to appear in person or by legal proxy at the annual meeting to nominate the Shareholder Nominee; and

(D) the Eligible Shareholder’s representation and warranty that the Eligible Shareholder (including each member of any group of shareholders and/or Associated Persons that together is an Eligible Shareholder) (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 17, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, and (4) will not distribute any form of proxy for the annual meeting other than the form distributed by the corporation; and

(vi) the Eligible Shareholder’s agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (2) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 17, (3) comply with all other laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting, (4) file all materials described in Section 17(h)(iii) with the SEC, regardless of whether any such filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for such materials under Exchange Act Regulation 14A, and (5) provide to the corporation promptly and prior to the annual meeting such additional information as necessary or reasonably requested by the corporation, and in the case of a nomination by a group of shareholders or beneficial owners that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(g) To be timely under this Section 17, the Shareholder Notice must be received by the Secretary of the corporation at the principal office of the corporation not later than the one-hundred and twentieth (120th) day nor earlier than the one-hundred and fiftieth (150th) day prior to the first anniversary of the date the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely the Shareholder Notice must be so delivered not earlier than the one-hundred and fiftieth (150th) day prior to such annual meeting and not later than the later of the one-hundred and twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which the date of such meeting is first publicly announced by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Shareholder Notice.

(h) An Eligible Shareholder must:

(i) within five (5) business days after the date of the Shareholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Shareholder owns, and has owned continuously, in compliance with this Section 17;

(ii) include in the Schedule 14N filed with the SEC a statement certifying that it owns and continuously has owned the Required Shares for at least three (3) years;

(iii) file with the SEC any solicitation or other communication by or on behalf of the Eligible Shareholder relating to the corporation’s annual meeting of shareholders, one or more of the corporation’s directors or director nominees or any Shareholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(iv) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Shareholder, within five (5) business days after the date of the Shareholder Notice, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy Section 17(b)(ii).

The information provided pursuant to this Section 17(h) shall be deemed part of the Shareholder Notice for purposes of this Section 17.

(i) Within the time period prescribed in Section 17(g) for delivery of the Shareholder Notice, the Eligible Shareholder must also deliver to the Secretary of the corporation at the principal office of the corporation a completed and signed questionnaire, representation and agreement required by Section 18 of this Article III and an agreement (all of which shall be deemed part of the Shareholder Notice for purposes of this Section 17) signed by each Shareholder Nominee and representing and agreeing that such Shareholder Nominee will not provide any non-public information regarding the corporation to any third party other than the corporation’s auditors, legal counsel or the SEC.

(j) At the request of the corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days after such request, submit (i) a written consent for the corporation to follow such processes for evaluation as the corporation follows in evaluating any other potential director nominee, and (ii) other information as the corporation may reasonably request. The corporation may request such additional information as necessary to permit the Board to determine if each Shareholder Nominee satisfies this Section 17.

(k) In the event that any information or communications provided by the Eligible Shareholder or any Shareholder Nominees to the corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 17.

Notwithstanding anything to the contrary contained in this Section 17, a Shareholder Nominee shall be disqualified from serving as a director of the corporation, and the corporation may omit any such Shareholder Nominee from its proxy materials, and such nomination shall be disregarded and no vote on such Shareholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:

(i) the Eligible Shareholder or Shareholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Shareholder Notice (or otherwise submitted pursuant to this Section 17), any of the information in the Shareholder Notice (or otherwise submitted pursuant to this Section 17) was not, when provided, true, correct and complete, or the requirements of this Section 17 have otherwise not been met;

(ii) the Shareholder Nominee is not independent under the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed, any applicable rules of the SEC, and the corporation’s Corporate Governance Guidelines;

(iii) the Shareholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(iv) the Shareholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years;

(v) a notice is delivered to the corporation (whether or not subsequently withdrawn) indicating that a shareholder intends to nominate any candidate for election to the Board of Directors pursuant to the Board of Directors’s director nomination process; or

(vi) the election of the Shareholder Nominee to the Board would cause the corporation to be in violation of the Articles of Incorporation, these By-Laws, or any applicable state or federal law, rule, or regulation or any applicable listing standard.

(l) The maximum number of Shareholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 17 shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Shareholder Notice may be delivered pursuant to this Section 17 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%). If directors are to be elected at an annual meeting for terms of office longer than one (1) year or until the next annual meeting, the maximum number of Shareholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 17 shall not exceed the greater of (i) one or (ii) twenty percent (20%) of the number of directors to be elected at such annual meeting, or if such amount is not a whole number, the closest whole number below twenty percent (20%). However, the maximum number of Shareholder Nominees that may be included in the corporation’s proxy materials pursuant to this Section 17 shall be reduced by any (i) Shareholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 17 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a director nominee and (ii) any Shareholder Nominee elected to the Board of Directors at either of the two preceding annual meetings who are standing for reelection at the nomination of the Board of Directors. In the event that one or more vacancies for any reason occurs after the deadline in Section 17(g) for delivery of the Shareholder Notice but before the annual meeting and the Board resolves to reduce the size of the Board of Directors in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 17 exceeds this maximum number, the corporation shall determine which Shareholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) will select one Shareholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Shareholder disclosed as owned in its respective Shareholder Notice submitted to the corporation. If the maximum number is not reached after each Eligible Shareholder (or in the case of a group, each group constituting an Eligible Shareholder) has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Following such determination, if any Shareholder Nominee who satisfies the eligibility requirements in this Section 17 is thereafter nominated by the Board of Directors, and thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Shareholder’s or Shareholder Nominee’s failure to comply with this Section 17), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(m) Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws or (ii) does not receive votes at least equal to twenty-five percent (25%) of the shares voting for director candidates, will be ineligible to be a Shareholder Nominee pursuant to this Section 17 for the next two annual meetings.

(n) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 17 and to make any and all determinations necessary or advisable to apply this Section 17 to any persons, facts or circumstances, including the power to determine (i) whether one or more shareholders or beneficial owners qualifies as an Eligible Shareholder, (ii) whether a Shareholder Notice complies with this Section 17 and has otherwise met the requirements of this Section 17, (iii) whether a Shareholder Nominee satisfies the qualifications and requirements in this Section 17, and (iv) whether any and all requirements of this Section 17 (or any applicable requirements of the Board of Directors’ director nomination process) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the corporation and its shareholders (including any beneficial owners). Notwithstanding the foregoing provisions of this Section 17, unless otherwise required by law or otherwise determined by the chairperson of the meeting or the Board of Directors, if (i) the Eligible Shareholder or (ii) a qualified representative of the shareholder does not appear at the annual meeting of shareholders of the corporation to present its Shareholder Nominee or Shareholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Shareholder Nominee or Shareholder Nominees may have been received by the corporation. This Section 17 shall be the exclusive method for shareholders to include nominees for director election in the corporation’s proxy materials.

17. SUBMISSION OF QUESTIONNAIRE; REPRESENTATION AND AGREEMENT

To be eligible to be a nominee for election or re-election as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 13 of Article II or Section 17 of Article III, as applicable) to the Secretary at the principal office of the corporation a completed and duly executed questionnaire with respect to the identity, background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any transaction, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how much such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any transaction, agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, and if elected as a director of the corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

ARTICLE IV - OFFICERS

1. APPOINTMENT OF OFFICERS

THE OFFICERS OF THE CORPORATION shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time designate. Such officers shall be appointed for one (1) year by the directors at their first meeting after the annual meeting of shareholders and who shall hold office until their successors are appointed and qualified. Any officer may simultaneously hold more than one (1) office; provided, however, the same person shall not simultaneously hold the position of Chief Executive Officer and Chief Financial Officer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers. The Board of Directors may alter or modify the duties of any officer set forth herein.

2. CHAIRPERSON OF THE BOARD OF DIRECTORS

THE CHAIRPERSON OF THE BOARD OF DIRECTORS may be designated by the Board of Directors as the Chief Executive Officer of the corporation and, in such case, the Chairperson shall have general supervision of the affairs of the corporation, shall have the power to sign certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform all such other duties as are incident to their office or are properly required of them by the Board of Directors. Otherwise, the Chairperson of the Board of Directors shall not be an officer of the corporation.

3. PRESIDENT

THE PRESIDENT shall have, except when the Chairperson of the Board of Directors has been designated as the Chief Executive Officer, general supervision of the affairs of the corporation; shall have the power to sign or countersign certificates, contracts and other instruments of the corporation as authorized by the Board of Directors; shall make reports to the Board of Directors and shareholders and shall perform all such other duties as are incident to the office or are properly required of him by the Board of Directors. The President shall be the Chief Executive Officer of the corporation unless the Board of Directors has designated the Chairperson of the Board of Directors as the Chief Executive Officer.

4. VICE PRESIDENTS

THE VICE PRESIDENTS, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President and the Chairperson of the Board of Directors. Each Vice President shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors.

5. SECRETARY

THE SECRETARY shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and corporate records, shall have responsibility to authenticate corporate documents, shall sign with the President such instruments that require the Secretary’s signature, shall make such reports and shall perform such other duties as are incident to the office or are properly required of the office by the Board of Directors.

6. ASSISTANT SECRETARIES

THE ASSISTANT SECRETARIES, in the order designated by the Board of Directors, shall in the absence or disability of the Secretary, or as delegated by the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors may prescribe.

7. CHIEF FINANCIAL OFFICER

THE CHIEF FINANCIAL OFFICER shall have the custody of all monies, funds, and securities of the corporation and shall keep regular books of account. The Chief Financial Officer shall make such disbursements of the funds of the corporation as are proper and shall render, from time to time, an account of all such transactions and of the financial condition of the corporation to the Board of Directors. The Chief Financial Officer shall perform such duties as usually pertain to the office and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties and may be agreed with the Chief Executive Officer and the Board of Directors.

8. TREASURER

THE TREASURER shall perform such duties as usually pertain to the office which appointed and such other duties as are properly required by the Chief Financial Officer and the Board of Directors.

9. ASSISTANT TREASURERS

THE ASSISTANT TREASURERS, in the order designated by the Board of Directors, shall in the absence or disability of the Treasurer, or as delegated by the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may prescribe.

10. ABSENCE OR INABILTY TO ACT

The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer, to any director, or to any other person whom it may select. The Board of Directors may also from time to time delegate to officers authority to delegate portions of the authority conferred upon them to other officers or employees of the corporation except where such delegation would conflict with the corporation’s Articles of Incorporation or these By-Laws.

THE CHIEF EXECUTIVE OFFICER MAY DELEGATE portions of the authority conferred upon the Chief Executive Officer to other officers and employees of the corporation except where such delegation would conflict with the corporation’s Articles of Incorporation, By-Laws or resolutions of the Board of Directors.

11. OFFICER VACANCY

VACANCIES in any office may be filled by the directors at any regular or special meeting.

12. OFFICER SALARY

THE SALARIES of all officers receiving both officer compensation and officer benefits shall be fixed by the Board of Directors.

ARTICLE V - SHARES

1. SHARES OF THE CORPORATION

THE SHARES OF THE CORPORATION, both Common and Preferred, may be represented by certificates or may be uncertificated.

Certified Shares. Certificates for shares, Common and Preferred, respectively, shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chairperson of the Board of Directors or by the President or any Vice President and by the Secretary or Treasurer of the corporation or bearing the facsimile signatures of such officers and bearing the corporate seal or a facsimile thereof.

At a minimum, each share certificate must state on its face: (i) the corporation’s name and state of incorporation; (ii) the name of the person to whom the shares are issued; and (iii) the number and class of shares and the designation of the series, if any, the certificate represents. On the front or back, the certificate must either (a) provide a summary of the designation, relative rights, preferences, and limitations applicable to each class of shares the corporation is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series); or (b) state conspicuously on the front or back that the corporation will furnish the shareholder with this information on request in writing and without charge. If the shares are subject to any restriction on transfer, the restrictions on transfer shall also be set forth conspicuously on the front of back of the certificate.

A record of such certificates issued to shareholders shall be kept by the corporation or a designated transfer agent and/or registrar.

No certificate shall be issued covering or evidencing a fractional part of a share of either common or preferred shares but in lieu thereof the corporation may issue script in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agents, exchangeable as therein provided for full shares, but such script shall not entitle the holder to any right of a shareholder except as therein provided. Such script may be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date or, subject to the condition that the shares for which such script is exchangeable, may be sold by the corporation and the proceeds thereof distributed to the holders of such script or subject to any other conditions which the Board of Directors may determine.

Uncertified Shares. If shares are issued or transferred without certificates, within a reasonable time after issue or transfer, the corporation or its transfer agent shall send the shareholder a written statement setting out the information that would be on a share certificate, as provided under “Certified Shares” above.

2. SHARE TRANSFERS

TRANSFERS OF SHARES shall be made only upon the transfer records of the corporation kept at the principal office of the corporation or by a transfer agent designated to transfer the common or preferred shares. Upon surrender to the corporation or any transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or such transfer agent (i) to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer records, or (ii) if uncertificated registration is requested by the transferor or transferee, to record the transaction in its stock transfer records and provide the written statement required by Section 1 of this Article V. Upon receipt by the corporation or any transfer agent of proper transfer instructions from the registered owner of uncertificated shares, or from an individual presenting proper evidence of succession, assignment or authority to transfer uncertificated shares, it shall be the duty of the corporation or such transfer agent (i) to record the transaction upon its books and provide the written statement required by Section 1 of this Article V, or (ii) if issuance of a certificate is requested by the transferor or transferee, to issue a certificate to the person entitled thereto and record the transaction in its stock transfer records.

3. RIGHTS OF HOLDERS

REGISTERED HOLDERS only shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names at their respective addresses appearing in the stock transfer records of the corporation, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof.

4. MISSING CERTIFICATE

IN CASE OF LOSS OR DESTRUCTION BY A SHAREHOLDER of the original certificate, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent of such shares, subject to the provisions of the laws of the State of South Carolina.

5. AGENTS OR REGISTRARS

TRANSFER AGENTS OR REGISTRARS of the common or preferred shares of the corporation may from time to time be designated by the Board of Directors which may provide for their countersigning of share certificates.

ARTICLE VI - DIVIDENDS AND FINANCE

1. DECLARATION

THE BOARD OF DIRECTORS MAY DECLARE and the corporation may pay dividends at such time as the Board of Directors may designate on its outstanding shares, in cash or property or from authorized but unissued shares and may declare stock splits, but no dividends or splits shall be declared that shall impair the capital stock of the corporation or violate any right, preference, privilege, limitation or condition affecting any class of shares of the corporation as fixed and determined by the shareholders or that shall violate any agreement or undertaking made by the corporation or that shall not conform to the laws of the State of South Carolina.

2. FUNDING

THE FUNDS of the corporation shall be deposited in the name of the corporation in such bank or banks, trust company or trust companies, or other financial institutions or intermediaries as the Board of Directors may designate, or may be invested by the Treasurer at the instruction of the Chief Financial Officer in such investments as shall be deemed appropriate by the Chief Financial Officer. Funds shall be drawn upon accounts of the corporation by checks signed by any two officers or any two designated employees or by use of facsimile signatures in lieu thereof. Funds may also be drawn upon accounts of the corporation by wire or other means of transfer authorized by any two authorized officers or any two designated employees or by an authorized officer together with a designated employee.

3. FISCAL YEAR

THE FISCAL year of the corporation shall begin on the first day of January in each year unless otherwise provided by the Board of Directors.

ARTICLE VII - SEAL

THE CORPORATE SEAL shall consist of two concentric circles between which are written the words, “SONOCO PRODUCTS COMPANY, S.C.,” and in the center of which is written “INCORPORATED 1899.” Such seal is impressed on the margin hereof, and has been and is hereby adopted as the corporate seal of the corporation. Failure to affix the seal to a document shall not in any way affect the validity of the document.

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

1. REIMBURSEMENT

Any present or former director, officer or employee of the corporation or any person who, at the request of the corporation, may have served as director or officer of another corporation in which it owns shares or of which it is a creditor shall be entitled to reimbursement of expenses and other liabilities to the maximum extent permitted by the laws of the State of South Carolina or by order of any Court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

2. ADVANCEMENT

The corporation may pay for or reimburse in advance of final disposition of a proceeding the reasonable expenses incurred by any present or former director, officer or employee of the corporation or any person who, at the request of the corporation, may have served as a director or officer of another corporation in which it owns shares or of which it is a creditor, to the maximum extent permitted by the laws of the State of South Carolina or by order of any court having jurisdiction in any action or proceeding to which he is a party by reason of being or having been a director, officer or employee.

ARTICLE IX - AMENDMENTS

The By-Laws may be amended, repealed or altered, in whole or in part, or new By-Laws adopted, by a majority of the votes cast for and against amendment, repeal, alteration, or adoption at any annual meeting of the shareholders of the corporation or at any special meeting called for such purpose or, to the extent permitted by law, by a majority of the Board of Directors at any regular meeting or special meeting called for that purpose; provided, however, that no such amendment, repeal, alteration or adoption shall violate any right, preference, privilege, limitation or condition affecting any class of stock of the corporation as fixed and determined by shareholders or, acting under or pursuant to authority in the Articles of Incorporation, by the Board of Directors, or violate any agreement or understanding made by the corporation.

ARTICLE X - SUITS BY SHAREHOLDERS

No shareholder shall bring any action in law or in equity against the corporation, or any of its officers or directors which is based on any right of the shareholder as a shareholder except in compliance with the following conditions:

a. The shareholder shall have first presented the substance of the complaint to the corporation in writing in sufficient detail to permit the corporation to determine the validity of the complaint. Such complaint shall have been submitted to the Secretary of the corporation not less than ninety (90) days prior to the commencement of a legal proceeding.

b. The legal proceeding shall be commenced and maintained in a court of competent jurisdiction in the State of South Carolina or in the United States District Court for the District of South Carolina.

ARTICLE XI - CONTROL SHARE ACQUISITIONS

1. DEFINITION OF TERMS

Except as otherwise provided herein, terms in this Article shall have the meaning assigned to such terms in Article 1 of Chapter 2 of Title 35 of the Code of Laws of South Carolina, 1976, as amended (the "Control Share Acquisitions Act").

2. REDEMPTION OF CONTROL SHARES

The corporation is authorized, but not required, to redeem control shares as provided in Section 35-2-110 of the Code of Laws of South Carolina, 1976, as amended. The fair value of such shares and the price at which they shall be redeemed shall be the lesser of the lowest price paid by the holder of the shares being redeemed in the ninety (90) days immediately preceding the date on which the control share acquisition occurred or the average closing price of the shares on the ten trading days immediately preceding the earlier of: (i) a public announcement of the acquiring person’s acquisition of, or plan to acquire, shares; or (ii) ten (10) days prior to the date on which the acquiring person would be required to file a Schedule 13D pursuant to Section 13(d) of the Exchange Act. In the event that the corporation exercises its right to redeem control shares, it shall give written notice of such redemption to the record owner of such shares. Upon receipt of such notice, such shares shall be deemed to have been redeemed and the rights of the holder of such shares shall be limited to the right to receive payment for such shares. Payment for shares redeemed shall be made within two (2) business days after surrender to the corporation of the certificates for the shares redeemed.

3. DETERMINATION OF CONTROL SHARE ACQUISITION

For purposes of determining whether a control share acquisition has occurred, whether shares are control shares, what are interested shares and other rights with respect to control shares under the Control Share Acquisitions Act, all shares tendered in response to any tender offer or made subject to any option (other than an option granted by the corporation) shall be considered to be held by the members of a group with respect to a control share acquisition. Such group shall include all tendering shareholders and option granting shareholders as well as the persons to whom or for whose benefit the shares were tendered or optioned.